Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF CYPRESS ENERGY PARTNERS GP, LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Cypress Energy Partners, L.P. for the fiscal quarter ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, G. Les Austin, Chief Financial Officer of Cypress Energy Partners GP, LLC, the general partner of Cypress Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Cypress Energy Partners, L.P.

/s/ G. Les Austin
G. Les Austin
Chief Financial Officer
May 14, 2014